Exhibit 24
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                                POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Philip Yee and Teong Lim, each of Electronic Sensor Technology, Inc. (the "Company"), signing singly, the undersigned's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned Schedules 13D, Schedules 13G, a Form ID and Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission (the "SEC") pursuant to Section 16(a) with respect to Forms 3, 4 and 5 and
Section 13(d) and Section 13(g) with respect to Schedules 13D and Schedules 13G, of the Securities Act of 1934 and the rules thereunder, relating to the undersigned's beneficial ownership of securities in the Company;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form ID or Forms 3, 4 or 5, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 and Section 13 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D, Schedules 13G, Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of October, 2008.



                                                     /s/ Low Gay Teck
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                                                     Signature



                                                     Low Gay Teck
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                                                     Print Name